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            INTRENET, INC.
            STATEMENT RE: COMPUTATION
            OF PER SHARE EARNINGS




                                                         1995              1994              1993

Weighted average shares outstanding during period     13,197,728         9,080,131         8,797,536

Assumed exercise of options and warrants                 605,209           884,370           757,721


Shares assumed for primary earnings per share         13,802,937         9,964,501         9,555,257

Effect on number of shares of using yearend share
      price for fully diluted calculation                      0            83,198                -

Assumed conversion of 7% Convertible
      Subordinated Debentures                                  0         3,636,363         3,457,036


Shares assumed for fully diluted earnings per share   13,802,937        13,684,062        13,012,293



Earnings for the period:
    ($ in Thousands)



    Before extraordinary items                      $       (212)     $      5,165      $      1,510

    Extraordinary items                                        0                 -             1,188

    Net earnings                                    $       (212)     $      5,165      $      2,698


Earnings per common and common
      equivalent share:

      Primary:
          Before extraordinary items                $      (0.02)     $       0.52      $       0.16
          Extraordinary gain, net                            -                 -                0.12
          Net earnings                              $      (0.02)     $       0.52      $       0.28

      Fully diluted:
          Before extraordinary items                $      (0.02)     $       0.40      $       0.14
          Extraordinary gain, net                            -                 -                0.09
          Net earnings                              $      (0.02)     $       0.40      $       0.23





                                                                                         EXHIBIT  11



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